UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2021

ZIOPHARM Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33038	84-1475642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8030 El Rio Street

Houston, TX 77054

(Address of principal executive offices, including zip code)

(346) 355-4099

(Registrant’s telephone number, including area code)

One First Avenue

Paris Building 34

Navy Yard Plaza

Boston, MA 02129

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ZIOP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

First Amendment to Loan and Security Agreement

Effective December 28, 2021, ZIOPHARM Oncology, Inc. (the “Company”), as borrower, entered into a First Amendment (the “Amendment”) to the Loan and Security Agreement (the “Original Agreement” and, as so amended, the “Amended Agreement”), dated August 6, 2021, by and among the Company, the lenders party thereto (the “Lenders”) and Silicon Valley Bank, as administrative agent and collateral agent (in such capacity, the “Agent”). The Amendment principally makes the below modifications.

Amortization. The Original Agreement provided that borrowings were repayable in monthly interest-only payments through March 31, 2022 (which could be automatically extended to August 31, 2022, if the Company achieved certain fundraising milestones (the “Original Equity Milestone”) on or prior to March 31, 2022, and could be further extended to August 31, 2023 if the Company achieved certain performance milestones (the “Original Performance Milestone”) and the Company requested the funding of the Term B Tranche (as defined below) prior to August 31, 2022). After the interest-only payment period, aggregate outstanding borrowings were repayable in equal monthly payments of principal plus accrued interest until the Maturity Date (as defined below).

The Amended Agreement extends the interest-only period through August 31, 2022, and provides for an automatic extension through August 31, 2023, if, on or prior to August 31, 2022, the Agent and the Lenders have received evidence, satisfactory to them, confirming that the Company has (i) received at least $50.0 million in net cash proceeds from the sale of the Company’s equity securities after the date of the Amended Agreement, on terms and conditions acceptable to the Agent and the Lenders, and (ii) achieved positive data in the first cohort of the Library TCR-T Trial endorsed by an independent safety monitoring committee as a safe dose to proceed (together, the “Amended Milestones”). After the interest-only payment period, aggregate outstanding borrowings are repayable in twelve consecutive, equal monthly installments of principal plus accrued interest.

Amount. The Original Agreement provided for two tranches of term loans, in an aggregate principal amount of up to $50.0 million. The first tranche was a term loan advance in an aggregate principal amount of $25.0 million (the “Term A Tranche”), which was fully funded at the closing of the Original Agreement. The second tranche allowed the Company to request that the Lenders make an additional term loan advance in an aggregate principal amount of $25.0 million (the “Term B Tranche”), subject to achievement of the Original Performance Milestone. The Amendment removes the Term B Tranche, which remained unfunded, leaving only the Term A Tranche (referred to, with respect to the Amended Agreement, as the “Term Loan”).

Maturity. The Original Agreement provided for the Term A Tranche to mature on March 1, 2023, with an automatic extension to August 1, 2025, in the event the Company achieved the Original Equity Milestone on or prior to March 31, 2022. The Amended Agreement provides that the Term Loan will mature on August 1, 2023; provided that, if the Company achieves the Amended Milestones on or prior to August 31, 2022, then the maturity will automatically extend to August 1, 2024 (in each case, the “Maturity Date”).

Cash Collateralization. Under the Original Agreement, the Company was required to cash collateralize half of the sum of the outstanding principal amount of the term loans, plus an amount equal to 5.75% of the original principal amount of any portion of the Term A Tranche or Term B Tranche actually extended to the Company, if the Company did not achieve the Original Equity Milestone on or prior to December 31, 2021.

Under the Amended Agreement, the Company is now required to cash collateralize half of the sum of only the then-outstanding principal amount of the Term Loan, plus an amount equal to 5.75% of the original principal amount of the Term Loan (the “Final Payment”) if the Company does not achieve the Amended Milestones on or prior to August 31, 2022, eight months later than the corresponding deadline for the Original Equity Milestone under the Original Agreement. In the event a cash collateralization were to occur, so long as no event of default has occurred and, after subtracting the eighth scheduled payment of principal and interest on the Term Loan, the sum of the aggregate of outstanding principal and accrued and unpaid interest, plus the Final Payment, is equal to or less than $9,770,933.33, then, within ten business days of the date of receipt of the eighth scheduled payment of principal and interest on the Term Loan, the Agent will release $2.5 million from the collateral account, so long as the balance in the collateral account after the release would equal or exceed $10.0 million. If no event of default has occurred and, after subtracting the tenth scheduled payment of principal and interest on the Term Loan, the sum of the aggregate of outstanding principal and accrued and unpaid interest, plus the Final Payment, is equal to or less than $5,604,166.66, then, within ten business days of the date of receipt of the tenth scheduled payment of principal and interest on the Term Loan, the Agent will release a further $4.0 million from the collateral account, so long as the balance in the collateral account after the release would equal or exceed $6.0 million.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which, subject to any applicable confidential treatment, will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Warrants

In connection with its entry into the Original Agreement, the Company had issued to the Lenders and one of their affiliates Warrants (the “Original Warrants”) to purchase (i) up to 432,844 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in the aggregate, and (ii) up to an additional 432,842 shares of Common Stock, in the aggregate, in the event the Company achieved the Original Performance Milestone, in each case at an exercise price per share of $2.22.

In connection with the entry into the Amendment, the Original Warrants were amended and restated (as so amended and restated, the “A&R Warrants”). As amended and restated, the A&R Warrants are for up to 649,615 shares of Common Stock, in the aggregate, at an exercise price per share of $1.16. The A&R Warrants removed the additional shares issuable in connection with the removed Term B Tranche. The A&R Warrants are otherwise substantially similar to the Original Warrants, subject to certain technical changes. Consistent with the Original Warrants, the A&R Warrants expire on August 6, 2031.

The issuance of the A&R Warrants by the Company to the recipients thereof and the issuance of the shares of Common Stock issuable upon exercise of the A&R Warrants were and will be made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D thereunder, because the offer and sale of such securities does not involve a “public offering” as defined in Section 4(a)(2) of the Securities Act, and other applicable requirements are met.

The foregoing summary of the A&R Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the form of A&R Warrant, a copy of which, subject to any applicable confidential treatment, will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Amendment is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the A&R Warrants is incorporated by reference into this Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM Oncology, Inc.

Date. January 4, 2022	By:	/s/ Kevin S. Boyle, Sr.
Name: Kevin S. Boyle, Sr.
Title: Chief Executive Officer